LP Building Solutions Announces Increased Quarterly Dividend
NASHVILLE, Tenn. (February 14, 2025) – LP Building Solutions ("LP") (NYSE: LPX) today announced that its Board of Directors has declared an increased quarterly cash dividend to common stockholders of $0.28 per share, up 8% from its previous $0.26 per share quarterly dividend. The dividend will be payable March 13, 2025 to stockholders of record as of February 27, 2025.
About LP Building Solutions
As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood products that meet the demands of builders, remodelers and homeowners worldwide. LP's extensive portfolio of innovative and dependable products includes Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP® Outdoor Building Solutions®), LP® Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP NovaCore® Thermal Insulated Sheathing, LP® FlameBlock® Fire-Rated Sheathing, and LP® TopNotch® 350 Durable Sub-Flooring) and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 22 plants across the U.S., Canada, Chile, and Brazil. For more information, visit LPCorp.com.